As filed with the Securities and Exchange Commission on November 29, 1995

                                             Registration Statement No. 33-



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933



                          WATTS INDUSTRIES, INC.
          (Exact name of Registrant as Specified in Its Charter)

      Delaware                                              04-2916536
(State of Incorporation)                    (I.R.S. Employer Identification #)
                           815 Chestnut Street
                         North Andover, MA 01845
                              (508) 688-1811
(Address, including zip code, and telephone number, including area code, of
                 Registrant's principal executive offices)

           WATTS INDUSTRIES, INC. MANAGEMENT STOCK PURCHASE PLAN
                         (Full Title of the Plan)


                           Thomas J. White, Esq.
                            Corporate Attorney
                           Watts Industries, Inc
                            815 Chestnut Street
                          North Andover, MA 01845
                              (508) 688-1811
 (Name, address, including zip code, and telephone number, including area code, of agent for service)



                               With copy to:
                               _____________

                          John R. LeClaire, P.C.
                          Goodwin, Procter & Hoar
                              Exchange Place
                              53 State Street
                      Boston, Massachusetts 02109-2881
                               (617) 570-1000



                      CALCULATION OF REGISTRATION FEE
Title of          Amount to be   Proposed        Proposed        Amount of
Securities Being  Registered (1) Maximum         Maximum         Registration
Registered                       Offering Price  Aggregate       Fee
                                 Per Share       Offering Price
Class A Common    1,000,000      $22.1875 (2)    $22,187,500     $7,650.86
Stock, $.10 par   shares
value


(1) Plus such additional number of shares as may be required pursuant to the Watts Industries, Inc Management Stock Purchase Plan in the event of a stock dividend, stock split or similar change in capitalization affecting the Class A Common Stock of the Registrant.
(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of determining the amount of the registration fee and is based upon the average of the high and low prices for the Registrant's Class A Common Stock, $.10 par value per share, as reported on the New York Stock Exchange on November 24, 1995.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.

    Watts Industries, Inc. (the "Company") hereby incorporates by reference  the  following documents which  have  previously  been
filed   with   the   Securities  and  Exchange  Commission   (the
"Commission"):

     (a) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995; and

         (b) The Company's Annual Report on Form10-K for the fiscal year ended June 30, 1995.

    (c) The description of the Company's Class A Common Stock, $.10 par value per share, contained in the Company's registration statement on Form 8-A dated June 22, 1995, filed with the Securities and Exchange Commission pursuant to
    Section 12 of the Exchange Act of 1934, as amended ("the Exchange Act"), and any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a posteffective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4. Description of Securities.

    Not Applicable.


Item 5. Interests of Named Experts and Counsel.

    Not Applicable.


Item 6. Indemnification of Directors and Officers.

    Under Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), the Company has the power to indemnify directors and officers under certain prescribed circumstances and
subject   to  certain  limitations  against  certain  costs   and
expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the Company if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

     Section102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the
director's   duty   of   loyalty  to  the  corporation   or   its
stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

      Article TENTH of the Company's Restated Certificate of Incorporation, as amended, states that:

     No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director
(i)for  any  breach  of the director's duty  of  loyalty  to  the
Company or its stockholders, (ii)for acts or omissions not in good faith or which involve intentional misconduct or a knowing
violation   of   law,  (iii)under  Section 174  of   the   General
Corporation Law of the State of Delaware, or (iv)for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Restated Certificate of Incorporation under the laws of the State of Delaware.

     Article V of the Company's By-laws provides that the Company shall indemnify, to the fullest extent permitted by the General
Corporation Law of the State of Delaware (as presently in effect or as hereafter amended):

     Any person who was or is a party or is threatened to
be  made  a party to any threatened, pending or completed
action,  suit  or  proceeding, whether  civil,  criminal,
administrative or investigative (other than an action  or
suit by or in the right of the Company) by reason of  the
fact  that  he  is or was a director or  officer  of  the
Company,  or  is  or was serving at the  request  of  the
Company  as a director or officer of another corporation,
partnership,  joint venture, trust or  other  enterprise,
against  expenses (including attorneys' fees), judgments,
fines  and  amounts  paid  in  settlement  actually   and
reasonably incurred by him in connection with such  suit,
action or proceeding if he acted in good faith and  in  a
manner he reasonably believed to be in or not opposed  to
the  best interests of the Company, and, with respect  to
any  criminal  action or proceeding,  had  no  reasonable
cause   to   believe  his  conduct  was  unlawful.    The
termination   of  any  action,  suit  or  proceeding   by
judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Companyor, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

     Any person who was or is a party or is threatened to
be  made  a party to any threatened, pending or completed
action  or  suit  by or in the right of  the  Company  to
procure  a  judgment in its favor by reason of  the  fact
that  he  is or was a director or officer of the Company,
or  is or was serving at the request of the Company as  a
director  or officer of another corporation, partnership,
joint   venture,  trust  or  other  enterprise,   against
expenses   (including  attorneys'  fees)   actually   and
reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the two immediately preceding paragraphs, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.


     Article V of the Company's By-laws also authorizes the Board of Directors of the Company, in its discretion to indemnify:

     Any person who was or is a party or is threatened to
be  made  a  party to any threatened pending or completed
action,  suit  or  proceeding, whether  civil,  criminal,
administrative or investigative (other than an action  by
or  in  the right of the Company) by reason of  the  fact
that he is or was an employee or agent of the Company, or
is  or  was  serving at the request of the Company  as  a
director   or  as  an  employee  or  agent   of   another
corporation, partnership, joint venture, trust  or  other
enterprise, against expenses (including attorneys' fees),
judgments, fines and amounts paid in settlement  actually
and  reasonably incurred by him in connection  with  such
action, suit or proceeding if he acted in good faith  and
in  a  manner  he reasonably believed to  be  in  or  not
opposed  to the best interests of the Company  and,  with
respect  to  any  criminal action or proceeding,  had  no
reasonable cause to believe his conduct was unlawful. The
termination   of  any  action,  suit  or  proceeding   by
judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

     Any person who was or is a party or is threatened to
be  made  a party to any threatened, pending or completed
action  or  suit  by or in the right of  the  Company  to
procure  a  judgment in its favor by reason of  the  fact
that he is or was an employee or agent of the Company, or
is  or  was  serving at the request of the Company  as  a
employee  or  agent of another corporation,  partnership,
joint   venture,  trust  or  other  enterprise,   against
expenses   (including  attorneys'  fees)   actually   and
reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     Article V of the Company's By-laws also includes certain provisions relating to the scope of the indemnification for officers and directors of the Company and the procedures for determining entitlement to indemnification:

     Determination of Entitlement. Any indemnification pursuant to Article V (unless required by law or ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section1 of ArticleV. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Company.

     Advance Payments.  Expenses incurred in defending  a
civil or criminal action, suit or proceeding may be  paid
by  the  Company  in advance of the final disposition  of
such  action,  suit or proceeding, only as authorized  by
the Board of Directors in the specific case (including by
one  or more directors who may be parties to such action,
suit or proceeding), upon receipt of an undertaking by or
on  behalf of the director, officer, employee or agent to
repay   such   amount  unless  it  shall  ultimately   be
determined that he is entitled to be indemnified by the Company as authorized in ArticleV.

      Non-Exclusive   Nature  of  Indemnification.    The
indemnification provided in Article V shall not be deemed exclusive of any other rights to which any person, whether or not entitled to be indemnified hereunder, may be entitled under any statute, by-law, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Each person who is or becomes a director or officer as aforesaid shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in ArticleV.

    Insurance.  To the extent obtainable, the Company may
purchase and maintain insurance with reasonable limits on
behalf  of any person who is or was a director,  officer,
employee or agent of the Company, or is or was serving at
the  request  of  the  Company as  a  director,  officer,
employee  or  agent of another corporation,  partnership,
joint  venture,  trust  or other enterprise  against  any
liability  asserted against such person and  incurred  by
such  person in any such capacity, or arising out of such
person's status as such, whether or not the Company would
have  the  power  to indemnify such person  against  such
liability under the provisions of the General Corporation
Law  of the State of Delaware (as presently in effect  or
hereafter   amended),   the   Restated   Certificate   of
Incorporation or these By-laws.

    No Duplicate Payments.  The Company's indemnification
under Section1 of ArticleV of any person who is or was  a
director,  officer, employee or agent of the Company,  or
is  or  was  serving at the request of the Company  as  a
director,   officer,  employee  or   agent   of   another
corporation, partnership, joint venture, trust  or  other
enterprise,  shall be reduced by any amounts such  person
receives  as  indemnification (i)  under  any  policy  of
insurance  purchased  and  maintained  on  such  person's
behalf  by  the  Company, (ii) from such  other  Company,
partnership, joint venture, trust or other enterprise, or
(iii)   under   any   other  applicable   indemnification
provision.


Item 7. Exemption from Registration Claimed.

    Not applicable.


Item 8. Exhibits.

     The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.


Exhibit

     4.1 Restated Certificate of Incorporation, as amended, of the Company (1)
     4.2   Amended and Restated By-laws of the Company (2)
     4.3   Watts Industries, Inc. Management Stock Purchase Plan
     5.1 Opinion of Goodwin, Procter & Hoar as to the legality of the securities being registered
    23.1   Consent  of  Goodwin,  Procter  &  Hoar  (included  in
           Exhibit 5.1 to this Registration Statement)
    23.2   Consent of Ernst & Young LLP, Independent Auditors
    23.3   Consent of Deloitte & Touche, Independent Auditors
    24.1 Powers of Attorney (included on signature page to this registration statement)

_____________________

(1)  Incorporated  by reference to the relevant  exhibit  to  the
     Company's Annual Report on Form 10-K filed with the Commission on September 28, 1995.
(2) Incorporated by reference to the relevant exhibit to the Company's Current Report on Form 8-K filed with the Commission on May 15, 1992.


Item 9. Undertakings.

    (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement;

                     (i)  To  include any prospectus required  by
        Section 10(a)(3) of the Securities Act;

                     (ii)     To  reflect in the  prospectus  any
        facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii)    To include any material information
        with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided,   however,   that  paragraphs   (a)(1)(i)   and
        (a)(1)(ii) herein do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;


                 (2) That, for the purpose of determining any liability under the Securities Act, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3)  To remove from registration by means  of  a
    posteffective   amendment  any  of   the   securities   being
    registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Watts Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be
signed   on  its  behalf  by  the  undersigned,  thereunto   duly
authorized, in the Town of North Andover, Commonwealth of Massachusetts, on this 29th day of November, 1995.

                              WATTS INDUSTRIES, INC.


                              By:   /s/ Timothy P. Horne
                                 Timothy  P.  Horne, Chairman  of the Board,
                                 President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Watts Industries, Inc. hereby severally constitute and appoint Timothy P. Horne and Kenneth J. McAvoy, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on FormS-8 filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Watts Industries, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the
Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                     Title                       Date


/s/ Timothy P. Horne      Chairman of the Board, President November 29, 1995
Timothy P. Horne          and Chief Executive Officer

/s/ Kenneth J. McAvoy     Chief Financial Officer          November 29, 1995
Kenneth J. McAvoy         and Treasurer, Secretary
                          and Director

/s/ David  A. Bloss, Sr.  Executive Vice President and     November 29, 1995
David A. Bloss, Sr.       Director

/s/ Frederic B. Horne     Corporate Vice President and     November 29, 1995
Frederic B. Horne         Director

/s/ Noah T. Herndon       Director                         November 29, 1995
Noah T. Herndon

/s/ Wendy E. Lane         Director                         November 29, 1995
Wendy E. Lane

/s/ Gordon W. Moran       Director                         November 29, 1995
Gordon W. Moran

/s/ Daniel J. Murphy, III Director                         November 29, 1995
Daniel J. Murphy, III

                           EXHIBIT INDEX

Exhibit No.           Description                                   Page*

  4.1      Restated Certificate of Incorporation, as amended, of the Company (1)

  4.2      Amended and Restated By-laws of the Company (2)

  4.3      Watts Industries, Inc. Management Stock Purchase Plan

  5.1 Opinion of Goodwin, Procter & Hoar as to the legality of the securities being registered

 23.1      Consent of Goodwin, Procter & Hoar (included in
           Exhibit 5.1 hereto)

 23.2      Consent of Ernst & Young LLP, Independent Auditors

 23.3      Consent of Deloitte & Touche, Independent Auditors

 24.1 Powers of Attorney (included on signature page to this registration statement)







__________________________

(1) Incorporated by reference to the relevant exhibit to the Company's Annual Report on Form 10-K filed with the Commission on September 28, 1995.
(2) Incorporated by reference to the relevant exhibit to the Company's Current Report on Form 8-K filed with the Commission on May 15, 1992.

    *   Refers to sequentially numbered copy.




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